                                          Registration No. 333-____________
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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                            ------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      FOREMOST CORPORATION OF AMERICA
          (Exact Name of Registrant as Specified in its Charter)
                            ------------------
                    DELAWARE                            38-1863522
         (State or Other Jurisdiction of             (I.R.S. Employer
         Incorporation or Organization)            Identification Number)

    5600 BEACH TREE LANE, CALEDONIA, MICHIGAN             49316
    (Address of Principal Executive Offices)            (Zip Code)

Mailing Address:  P.O. BOX 2450, GRAND RAPIDS, MICHIGAN, 49501

                      FOREMOST CORPORATION OF AMERICA
                           RESTRICTED STOCK PLAN
                         (Full Title of the Plan)

           PAUL D. YARED            Copies to:    STEPHEN C. WATERBURY
SENIOR VICE PRESIDENT AND SECRETARY            WARNER NORCROSS & JUDD LLP
  FOREMOST CORPORATION OF AMERICA                900 OLD KENT BUILDING
           P.O. BOX 2450                         111 LYON STREET, N.W.
   GRAND RAPIDS, MICHIGAN 49501             GRAND RAPIDS, MICHIGAN 49503-2487

                   (Name and Address of Agent for Service)

                              (616) 942-3000
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
    TITLE OF                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE          AGGREGATE             AMOUNT OF
   REGISTERED             REGISTERED         PER SHARE<F1><F2>   OFFERING PRICE<F1><F2>  REGISTRATION FEE
Common Stock,        90,957 shares <F3><F4>      $22.90625            $2,083,484             $614.63
$1.00 par value



<F1> Estimated solely for the purpose of calculating the registration fee.
<F2> On February 23, 1998, the average of the high and low prices of the
     Common Stock of Foremost Corporation of America was $22.90625 per share. The registration fee is computed in accordance with Rule 457(h) and (c).
<F3> Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.
<F4> This number is the result of a three-for-one stock split of Foremost
     Corporation of America's Common Stock distributed on January 20,
     1998.

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                                 PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Foremost Corporation of America ("Foremost" or the "Registrant") with the Securities and Exchange
Commission are incorporated in this registration statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's latest fiscal year covered by the financial statements included in the Annual Report referred to in (a) above.

          (c) The registration statement on Form 8-A for the Registrant's Common Stock, containing a description of such stock, filed with the Commission on April 3, 1996.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold from the date of filing of such documents shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          The class of securities to be offered is registered under Section 12 of the Exchange Act. A description of such securities has been incorporated by reference in Item 3(c) above.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

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ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Restated Certificate of Incorporation generally require the Company to indemnify its directors and officers to the fullest extent permissible under Delaware law against all expenses (including amounts paid in settlement) incurred in any proceeding (whether or not such proceeding was by or in the right of the Company) in which they were a party because of their position as a director or officer of the Company or because they served at the request of the Company as a director, officer, employee or agent of another corporation or entity. The provision also provides for the advancement of litigation expenses at the request of a director or officer under certain circumstances. The Company is not required to indemnify a director or officer for expenses in any proceeding in which a court determines that the director or officer received unlawful remuneration or personal profit or committed intentional acts of dishonesty or in any proceeding for an accounting of profits made from short swing trading of the Company's securities. However, directors and officers are entitled to bring suit against the Company for failure to make a requested indemnification and the Company has the burden of proof to show such indemnification to be improper.

          Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by a majority vote of disinterested directors (even though less than a quorum) or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders, that the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which the person had no reasonable cause to believe the person's conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

          All of the above provisions could affect the liability of Foremost's directors and officers in their capacities as such.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The following exhibits have been filed or incorporated by reference as part of this registration statement:

EXHIBIT
NUMBER     DOCUMENT

 3.1 Restated Certificate of Incorporation as amended. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.

 3.2 Certificate of Amendment of Restated Certificate of Incorpora-tion dated May 6, 1987. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference.

 3.3       Certificate of Amendment of Restated Certificate of
           Incorporation dated May 6, 1988. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference.

 3.4 Bylaws. Previously filed as Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference.

 4.1 Restated Certificate of Incorporation. See Exhibits 3.1, 3.2 and 3.3 above.

 4.2       Bylaws.  See Exhibit 3.4 above.

 4.3       Specimen Certificate of Common Stock of Registrant.

 4.4 Rights Agreement. Previously filed as Exhibit 2.1 of the Company's Registration Statement on Form 8-A, effective January 8, 1990, and incorporated herein by reference.

 5         Opinion of Legal Counsel.

 23.1      Consent of BDO Seidman, LLP.

 23.2      Consent of Legal Counsel. Included in Exhibit 5 above.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i)  include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) include any material information on the plan
               of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such

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          securities at that time to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












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
                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Caledonia and the State of Michigan, on this 23rd day of February, 1998.


                                  FOREMOST CORPORATION OF AMERICA


                                  By /S/ R. L. ANTONINI
                                      R. L. Antonini
                                      President and Chief Executive
                                      Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                      TITLE                    DATE


/S/ JOHN C. CANEPA                Director            February 23, 1998
John C. Canepa

/S/ MICHAEL DE HAVENON            Director            February 23, 1998
Michael de Havenon

/S/ ARTHUR E. HALL                Director            February 23, 1998
Arthur E. Hall

/S/ RICHARD A. KAYNE              Director            February 23, 1998
Richard A. Kayne

/S/ LARRY J. ORANGE               Director            February 23, 1998
Larry J. Orange

/S/ JOSEPH A. PARINI              Director            February 23, 1998
Joseph A. Parini

/S/ ROBERT M. RAIVES              Director            February 23, 1998
Robert M. Raives



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 SIGNATURE                         TITLE                    DATE


/S/ MICHAEL B. TARGOFF            Director            February 23, 1998
Michael B. Targoff


/S/ F. ROBERT WOUDSTRA    Director, Executive Vice
F. Robert Woudstra        President and Treasurer     February 23, 1998
                          (Principal Accounting
                          and Financial Officer)

/S/ R. L. ANTONINI        Director, President and     February 23, 1998
R. L. Antonini            Chief Executive Officer
                          (Principal Executive
                          Officer)

                             INDEX TO EXHIBITS


EXHIBIT
NUMBER     DOCUMENT

 3.1 Restated Certificate of Incorporation as amended. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.

 3.2       Certificate of Amendment of Restated Certificate of
           Incorporation dated May 6, 1987. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference.

 3.3       Certificate of Amendment of Restated Certificate of
           Incorporation dated May 6, 1988. Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference.

 3.4 Bylaws. Previously filed as Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference.

 4.1 Restated Certificate of Incorporation. See Exhibits 3.1, 3.2 and 3.3 above.

 4.2       Bylaws.  See Exhibit 3.4 above.

 4.3       Specimen Certificate of Common Stock of Registrant.

 4.4 Rights Agreement. Previously filed as Exhibit 2.1 of the Company's Registration Statement on Form 8-A, effective January 8, 1990, and incorporated herein by reference.

 5         Opinion of Legal Counsel.

 23.1      Consent of BDO Seidman, LLP.

 23.2      Consent of Legal Counsel. Included in Exhibit 5 above.